Exhibit 3.3(a)

Industry Canada	Industrie Canada

Certificate of Incorporation	Certificat de constitution

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

DOLLARAMA GP INC.	427016-9

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the Canada Business Corporations Act.	Je certifie que la société susmentionnée, dont les statuts constitutifs sont joints, a été constitutée en société en vertu de la Loi canadienne sur les sociétés par actions.

November 10, 2004 / le 10 novembre 2004

Director - Directeur	Date of Incorporation - Date de constitution

CANADA BUSINESS

CORPORATIONS ACT

FORM 1

ARTICLES OF INCORPORATION

(SECTION 6)

1 -	Name of the Corporation

DOLLARAMA GP INC.

2 -	The province or territory in Canada where the registered office is situated

Province of Quebec.

3 -	The classes and any maximum number of shares that the Corporation is authorized to issue

Please refer to the attached Schedule A, forming an integral part of the foregoing articles of incorporation.

4 -	Restrictions, if any, on share transfers

No share in the share capital of the Corporation shall be transferred or assigned without the approval of the directors certified by a resolution of the board of directors.

5 -	Number (or minimum and maximum number) of directors

A minimum of one (1) director and a maximum of fifteen (15) directors.

6 -	Restrictions, if any, on the business the Corporation may carry on

None.

7 -	Other provisions, if any

(1)	The number of the shareholders of the Corporation is limited to fifty (50), exclusive of present or former employees of the Corporation or of a subsidiary of the Corporation, two (2) or more persons holding one (1) or more shares jointly being counted as a single shareholder;

(2)	any distribution of securities to the public or invitation to the public to subscribe for the Corporation’s securities is prohibited; and

(3)	the directors may appoint one (1) or more directors, who shall hold office for a term expiring no later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third (1/3) of the number of directors elected at the previous annual meeting of shareholders.

8 -	Incorporators

Name	Address

Peter Castiel	1155 René-Lévesque Boulevard West
40th Floor
Montreal, Quebec
H3B 3V2

Date	Signature

November 10, 2004	/s/ Peter Castiel
Peter Castiel

FOR DEPARTMENTAL USE ONLY

Corporation No. 427016-9	Filed NOV 12, 2004

Schedule A

to

Articles of Incorporation

3 -	The classes and any maximum number of shares that the Corporation is authorized to issue

Unlimited number of common shares.

I.	The common shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a)	Voting. Each common share shall entitle the holder thereof to one (1) vote at all meetings of the shareholders of the Corporation (except meetings at which only holders of another specified class of shares are entitled to vote pursuant to the provisions hereof or pursuant to the provisions of the Canada Business Corporations Act).

(b)	Dividends. The holders of the common shares shall be entitled to receive during each year, as and when declared by the board of directors, subject to the rights, privileges, restrictions and conditions attaching to the preferred shares, dividends payable in money, property or by the issue of fully paid shares of the share capital of the Corporation.

(c)	Liquidation, etc. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, subject to the rights, privileges, restrictions and conditions attaching to the preferred shares and to any other class of shares ranking prior to the common shares, the holders of common shares shall be entitled to receive the remaining property of the Corporation.